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                                                                    EXHIBIT 99.2

                        PURCHASE AND ASSIGNMENT AGREEMENT

     THIS AGREEMENT is made this 31st day of October, 2000, by and among OXFORD COMMERCIAL FUNDING, LLC, an Illinois limited liability company ("Seller"), with an office at 676 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611, successor in interest to LJB HOLDINGS, INC., an Illinois corporation ("LJB"), W/F INVESTMENT CORP., a California corporation ( "Buyer"), having an address at 1900 Avenue of The Stars, Suite 2410, Los Angeles, California 90067, and RESTAURANT TEAMS INTERNATIONAL, INC., a Texas corporation, having an address at 911 N.W. Loop 281, Suite 111, Longview, TX 75605 ("Borrower").

                                    RECITALS:

1. Seller has succeeded to the interests of LJB in certain agreements between LJB and Borrower, including a Loan and Security Agreement, dated as of April 15, 1999, as amended by the First Amendment to Loan and Security Agreement dated as of May 28, 1999, and as further modified by a letter agreement dated August 31, 1999 (as so amended and modified the "Loan Agreement").

2. Under the terms of the Loan Agreement, LJB made a loan (the "Loan") to Borrower, which was evidenced by the Promissory Note (the "Note") dated April 15, 1999, made by Borrower in the original principal amount of $500,000.00.

3. The Loan is secured by the Collateral described in the Loan Agreement, including, among other things:
     1. 403,500 shares of common stock of Borrower, pursuant to the terms of the Escrow Agreement dated as of April 15, 1999 (the "Escrow Agreement"), among Borrower, Seller and Seyfarth, Shaw, Fairweather & Geraldson (now known as Seyfarth Shaw) ("Escrowee").
     2. The following Deeds of Trust, Mortgage, Security Agreement and Financing Statements (collectively the "Deeds of Trust") from Borrower to Benjamin Grant, Trustee, for the benefit of Seller (also identified therein as "LAB Holdings, Inc."), each dated April 15, 1999:
          a. Recorded April 28, 1999, in Vol. 99082, Page 03900, in Dallas County, Texas, with respect to Borrower's interest in property located in Richardson, Texas.
          b. Recorded April 28, 1999, in Vol. 99082, Page 03926, in Dallas County, Texas, with respect to Borrower's interest in property located in Dallas, Texas.
          c. Recorded April 27, 1999, as Document Number 99-0051869, in Collin County, Texas, with respect to Borrower's interest in property located at Valley Ranch, Texas.
          d. Recorded April 28, 1999, as Doc. No. 99-R0041345 in Denton County, Texas, with respect to Borrower's interest in property located at The Colony, Texas.

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4.   The Borrower's obligations under the Loan Agreement are guaranteed pursuant to the Guaranty (the "Guaranty") dated as of May 28, 1999 from Stanley L. Swanson, Carole Swanson and Curtis A. Swanson (the "Guarantors") in favor of Seller.

5. The obligations of the Guarantors under the Guaranty are secured by a pledge of 250,000 shares of common stock of Borrower (the "Pledged Shares") pursuant to the Pledge Agreement (the "Pledge Agreement") dated as of May 28, 1999, among Borrower, Seller and Stanley L. Swanson and Carole Swanson (collectively, the "Pledgor").

6. Seller has executed on its interest in the Pledged Shares, and 100,000 of the Pledged Shares remain unsold.

7. Seller is the holder of warrants (the "Warrants") for the purchase of 150,000 shares of common stock of Borrower pursuant to a 1999 Warrant to Purchase Common Stock No. 99-1 dated April 15, 1999.

8. Seller has obtained a judgment against Borrower and Guarantors pursuant to an action in United States District Court for the Northern District of Illinois consolidated as Case Nos. 99 C 8200 and 00 C 1048 (the "Judgment").

9. The Judgment was for payment in the amount of $522,679.30 plus accrued interest and attorneys' fees.

10. The balance due on the Judgment has been reduced by $18,209.33, the net proceeds from the sale of certain of the Pledged Shares.

11. Buyer desires to purchase and Seller desires to sell all of Seller's interest in the above-described transaction with Borrower and the assets described hereinabove.

     NOW, THEREFORE, in consideration of the mutual undertakings herein contained, the parties agree as follows:

1. Assignment: Seller agrees to assign and set over unto Buyer, without recourse (except to the extent of the Seller's representations expressly provided herein), and Buyer agrees to accept and assume, each as of the date of disbursement of the Purchase Price pursuant to the Escrow Letter described herein, all of Seller's right, title, obligations and interest in, to and under all of the following (the "Purchased Assets"):
     a.   the Loan Agreement;
     b.   the Note;
     c.   the Collateral;
     d.   the Deeds of Trust;
     e.   the Guaranty;
     f.   the Pledge Agreement;

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     g.   the remaining (unsold) Pledged Shares;
     h.   the Warrants;
     i.   the Registration Rights Agreement as defined in the Loan Agreement;
     j.   the Judgment; and
     k. the certificate representing shares of stock of Au Pharmaceuticals, Inc. previously delivered by Stanley L. Swanson to Seller.

2. Escrow Agreement: Seller and Borrower hereby agree to termination of the Escrow Agreement and direct the Escrowee thereunder to deliver all certificates and other items held pursuant thereto to Buyer under the terms of the Escrow Letter attached hereto as Exhibit B (the "Escrow Letter").

3. Purchase Price: The purchase price of the Purchased Assets is $250,000.00 (the "Purchase Price") and shall be paid by Buyer to Seyfarth Shaw to be held in escrow pursuant to the terms of the Escrow Letter.

4. Delivery of Documents: Following delivery of the Purchase Price to Seyfarth Shaw pursuant to the Escrow Letter in good, same day funds, Seller shall deliver to Seyfarth Shaw the Assignment in form attached hereto as Exhibit A (the "Assignment") and the items described in the Escrow Letter, and Buyer shall deliver to Seyfarth Shaw a counterpart of the Assignment executed on behalf of Buyer. Such documents shall be dealt with in accordance with the terms of the Escrow Letter. The Assignment shall become effective upon release of funds to or for the benefit of Seller as provided in the Escrow Letter.

5. Taxes. Seller shall be responsible for the payment of all sales, use or other transfer taxes (if any) imposed by the State of Illinois or any political subdivision thereof in connection with the transaction described herein. Buyer shall be responsible for the payment of all other sales, use or other transfer taxes (if any) (other than by the State of Illinois or any political subdivision thereof) in connection with the transaction described herein.

6. Representations of Seller: Seller hereby represents and acknowledges as follows:
          (a) To the best knowledge of Seller, Recitals A through I hereof are true and correct as of the date hereof.
          (b) Seller holds and owns the Purchased Assets free and clear of liens, claims and encumbrances and has the right and requisite authority to enter into and perform it obligations hereunder.

7. Representation of Buyer. Buyer hereby represents and acknowledges as follows: Buyer is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended and has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of this investment. Buyer has had the opportunity to ask questions and receive satisfactory answers concerning the terms and conditions of this investment and the information concerning Borrower that it has reviewed. Buyer is


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     purchasing the Purchased Assets for its own account, for investment, and not with a view toward distribution or resale thereof. Buyer acknowledges that neither Seller nor any person acting on Seller's behalf has offered to sell the Purchased Assets by means of any form of advertising. Buyer's financial condition is such that Buyer is not under any present necessity or constraint to dispose of the Purchased Assets to satisfy any existing or contemplated debt or undertaking.

8.   Miscellaneous:

          (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, including all matters of construction, validity, performance and enforcement.

          (c) Construction of Agreement. The titles appearing in this Agreement and in any other documents relating to this transaction are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of such sections or articles not in any way affect this Agreement or any documents relating to this transaction.

          (d) Successors and Assigns. This Agreement and all covenants and agreements contained herein as well as other documents provided for herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (e) Buyer Indemnity. Buyer shall indemnify and hold Seller harmless from and against any and all loss, cost, damage, injury or expense (including court costs and reasonable attorneys' fees) wheresoever and howsoever arising which Seller may incur by reason of (i) any breach by Buyer of any of its warranties, representations or obligations set forth herein or in any documents executed in connection herewith, and (ii)any occurrence with respect to the Purchased Assets after the Closing Date.

          (f) Seller Indemnity. Seller shall indemnify and hold Buyer harmless from and against any and all loss, cost, damage, injury or expense (including court costs and reasonable attorneys' fees) wheresoever and howsoever arising which Buyer may incur by reason of any breach by Seller of any of its warranties, representations or obligations set forth herein or in any documents executed in connection herewith.

          (g) Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents and take such other action as may be required effectively to carry out the transactions contemplated herein.

          (h) Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signature of more than one party and all of which


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     taken together shall constitute one and the same agreement. The assignment described in this Agreement and the Assignment shall become effective when this Agreement and the Assignment are fully executed and delivered by both parties hereto, whether in one or more counterparts, and payment of the Purchase Price as provided in this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatories whose signatures appear below have been and are on the date of this Agreement duly authorized by all necessary and appropriate action to execute this Agreement.



OXFORD COMMERCIAL FUNDING, LLC                W/F INVESTMENT CORP.

SELLER                                        BUYER

By:      /s/ Lloyd J. Baretz                  By:  /s/ William O. Fleischman
    --------------------------------              ---------------------------
Name:    Lloyd J. Baretz                      Name: William O. Fleischman
      ------------------------------                -------------------------
Title:   Chairman                             Title: Chairman
      ------------------------------                 ------------------------

RESTAURANT TEAMS INTERNATIONAL, INC.

BORROWER

By:   /s/ Stanley L. Swanson
    -------------------------------
Name: Stanley L. Swanson
      -----------------------------
Title:   CEO
       ----------------------------

ACKNOWLEDGED:
LJB HOLDINGS, INC.



By:    /s/ Lloyd J. Baretz
    --------------------------------
Name:  Lloyd J. Baretz
      ------------------------------
Title:  President
       -----------------------------


       /s/ Stanley L. Swanson                    /s/ Carole Swanson
-----------------------------------          --------------------------
           Stanley L. Swanson                        Carole Swanson

      /s/  Curtis A. Swanson
-----------------------------------
           Curtis A. Swanson


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                                   ASSIGNMENT


FOR VALUE RECEIVED, OXFORD COMMERCIAL FUNDING, LLC ("Assignor") hereby sells and assigns to W/F INVESTMENT CORP., having an address at 1900 Avenue of The Stars, Suite 2410, Los Angeles, California 90067 ("Assignee"), without recourse (except to the extent of the Seller's representations expressly provided in the Purchase and Assignment Agreement between the parties), all of its right, title and interest in, to and under the following "Purchased Assets":

     a. Loan and Security Agreement, dated as of April 15, 1999, between Assignor and Restaurant Teams International, Inc. ("Borrower"), as amended by the First Amendment to Loan and Security Agreement dated as of May 28, 1999, and as further modified by a letter agreement dated August 31, 1999 (as so amended an modified the "Loan Agreement");
     b. Promissory Note (the "Note") dated April 15, 1999, made by Borrower in the original principal amount of $500,000.00.;
     c.   the "Collateral" as defined in the Loan Agreement;
     d. the Escrowed Shares and related documents held by Seyfarth Shaw pursuant to the Escrow Agreement as defined in the Loan Agreement;
     e.   the Deeds of Trust from Borrower as described in the Loan Agreement;
     f. the Guaranty from Stanley L. Swanson, Carole Swanson and Curtis A. Swanson to Assignor;
     g.   the Pledge Agreement from Stanley L. Swanson and Carole Swanson;
     h.   the remaining (unsold) Pledged Shares;
     i. warrants for the purchase of 150,000 shares of common stock of Borrower pursuant to a 1999 Warrant to Purchase Common Stock No. 99-1 dated April 15, 1999.
     i. the Registration Rights Agreement dated April 15, 1999, between Borrower and Assignor;
     j the "Judgment" entered in the United States District Court for the Northern District of Illinois in the case consolidated under Case Nos. 99 C 8200 and 00 C 1048; and
     k. the shares of stock of Au Pharmaceuticals, Inc. previously delivered by Stanley L. Swanson to Seller.

1. Assignee hereby accepts the above assignment and covenants to be bound to all the duties and obligations of the Purchased Assets as of the date of Assignor's receipt of the Purchase Price as described in a Purchase and Assignment Agreement and Escrow Letter, each dated as of the date hereof.

2. Assignee shall look solely to the Borrower and Guarantors for payment and performance of all obligations under the Judgment, the Loan Agreement and other documents representing the Purchased Assets, and Assignor shall have no obligation to Assignee with respect to such payment or performance.


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     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of
31st day of October, 2000.

OXFORD COMMERCIAL FUNDING, LLC              W/F INVESTMENT CORP.



By: /s/ LLOYD J. BARETZ                       /s/ WILLIAM O. FLEISCHMAN
   ---------------------------              -----------------------------------
Name: Lloyd J. Baretz                       Name: William O. Fleischman
Title: Chairman                             Title: Chairman


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                                  ESCROW LETTER